ALCOHOL SENSORS INTERNATIONAL, LTD.

                              List of Subsidiaries

                                                  State or Other Jurisdiction of
Name                                               Incorporation or Organization

Alcohol Sensors Europe plc.. . . . . . . . . . . . . . . . . . . . . . . England